EXHIBIT 1.01
                                                            EXECUTION COPY




                        COCA-COLA ENTERPRISES INC.
                         (A Delaware Corporation)

                          Senior Debt Securities

                              TERMS AGREEMENT

                                                 Dated:  November 15, 1996


TO:  COCA-COLA ENTERPRISES INC.
     Coca-Cola Plaza, N.W.
     2500 Windy Ridge Parkway
     Atlanta, Georgia 30339

RE:  Underwriting Agreement dated as of September 25, 1996
     -----------------------------------------------------

                          Senior Debt Securities

Title of Senior Debt Securities:      6.95% Debentures Due 2026

Principal amount to be issued:        $250,000,000

Current ratings:                      A3/AA-

Interest rate:                        6.95%

Interest payment dates:               Payable on May 15 and November
                                      15 of each year, commencing May
                                      15, 1997

Date of maturity:                     November 15, 2026

Redemption provisions:                N/A

Sinking fund requirements:            None

Delayed Delivery Contracts:           Not authorized

Fee:                                  0.875%

Public offering price:                98.085%, plus accrued interest,
                                      if any, from November 20, 1996


Closing date and location:            At 10:00 a.m., New York City
                                      time, on November 20, 1996 at
                                      the offices of Cravath, Swaine &
                                      Moore, Worldwide Plaza, 825
                                      Eighth Avenue, New York, New
                                      York 10019


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Notice to the Underwriters pursuant to Section 11 of the
Underwriting Agreement shall be given to:

     UBS Securities LLC, 299 Park Avenue,
     New York, New York 10171, Attention:  Richard Messina

Place of delivery of Securities:

     UBS Securities LLC, 299 Park Avenue, New York, New York 10171

Modifications to the Underwriting Agreement:

           Section 2 - Payment for all Debentures purchased hereunder shall be made in immediately available funds on the third business day (unless postponed in accordance with the provisions of Section 9) following the date of this Agreement for the account of the Company maintained at Citibank, N.A., New York, New York, account number 38488726.

           The Debentures will trade in The Depository Trust
           Company's Same-Day Funds Settlement System until maturity, and secondary market trading activity for the Debentures will, therefore, settle in immediately available funds. All payments of principal and interest will be made by the Company in immediately available funds.

     The undersigned agrees, subject to the terms and provisions of the above-referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase
$250,000,000 aggregate principal amount of 6.95% Debentures Due
2026.

                           UBS SECURITIES LLC
                           LEHMAN BROTHERS INC.
                           SALOMON BROTHERS INC

                                 BY UBS SECURITIES LLC

                                 By: /S/ RICHARD MESSINA
                                     --------------------------
                                 NAME:  RICHARD MESSINA

                                 TITLE:  VICE PRESIDENT

ACCEPTED

COCA-COLA ENTERPRISES INC.

BY:  /S/ VICKI G. ROMAN
   -------------------------
NAME:  VICKI G. ROMAN

TITLE:  VICE PRESIDENT AND TREASURER

                                  2

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